FORM OF LOAN NOTICE

Date: March 19, 2020

To: Wells Fargo Bank, National Association, as Lender Wells Fargo Corporate Banking
90 S 7th Street, 15th Floor MAC N9305-152
Minneapolis, MN 55402
Ladies and Gentlemen:

Reference is made to that certain letter agreement, dated as of May 17, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), by and between SONOCO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

The undersigned hereby requests (select one):

☐ The borrowing of the Term Loan
☐ A conversion of the Term Loan
☒ A continuation of the Term Loan
1.On March 19, 2020 (a Business Day) (the "Credit Extension Date").

2.In the amount of $200,000,000.

3.Comprised of: ☐ Base Rate Loans
☒ Eurodollar Rate Loans
4.For Eurodollar Rate Loans: with an Interest Period of 1 month.

The Borrower hereby represents and warrants that the conditions specified in [Paragraph 2(a) and] Paragraph 2(b) of the Agreement shall be satisfied on and as of the date of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. "pdf' or "tif') shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SONOCO PRODUCTS COMPANY,
a South Carolina corporation
By:	/s/ W. Patrick Youngblood
Name:	W. Patrick Youngblood
Title:	Assistant Treasurer/Director of Global Tax

LOAN NOTICE
SONOCO PRODUCTS COMPANY